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                                                                    EXHIBIT 23.1

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 30, 2004, in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of ERICO International Corporation for the registration of $121,500,000 of 8(7/8)% Senior Notes due 2012.


                                             /s/ Ernst & Young LLP


Cleveland, Ohio
June 16, 2004